Exhibit (h)(j)(2)
THIRD AMENDMENT TO
SECURITIES BORROWING AND SERVICES AGREEMENT
BETWEEN
PACIFIC SELECT FUND, ON BEHALF OF EACH OF
ITS SERIES LISTED IN SCHEDULE B HEREUNDER
AND
STATE STREET BANK AND TRUST COMPANY
            This Third Amendment (“Amendment”) dated December 4, 2012 is between Pacific Select Fund, on behalf of each of its series listed in Schedule B of this Amendment and State Street Bank and Trust Company (“Lender”).
            WHEREAS, the Pacific Select Fund, on behalf of the Long/Short Large Cap Portfolio, and Lender have entered into a Securities Borrowing and Services Agreement, dated as of April 17, 2009, as amended from time to time and as in effect on the date of this Amendment (the “Agreement”);
            WHEREAS, the parties wish to amend the Agreement to add the Global Absolute Return Portfolio of Pacific Select Fund as a Borrower;
            NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereby agree to amend the Agreement as follows:
1.         Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
2.         Amendments.
                 (a) The title of the Agreement is hereby deleted in its entirety and replaced with the following language:
“Securities Borrowing and Services Agreement between Pacific Select Fund, on behalf of each of its series listed in Schedule B, and State Street Bank and Trust Company”
                 (b) Schedule B, in the form attached hereto, is hereby added as a Schedule to the Agreement.
                 (c) The introductory paragraph of the Agreement is hereby deleted in its entirety and replaced with the following language:
“Agreement (the “Agreement”) dated the 17th day of April, 2009, between Pacific Select Fund, a business trust organized and existing under the laws of The Commonwealth of Massachusetts (the “Trust”), on behalf of each of its series listed in Schedule B (each such series, a “Borrower”) and State Street Bank and Trust Company, a Massachusetts

trust company (“Lender”), setting forth the terms and conditions under which Lender, from time to time on its own behalf, may lend certain securities to the Borrower, against the receipt of Collateral.
This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between the Lender and each Borrower, and no series of the Trust shall be responsible or liable for any of the obligations of any other series of the Trust under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.”
                 (d) Section 22 of the Agreement is hereby amended as follows with respect to the notice information of the Parties:

Borrower:	Pacific Select Fund on behalf of [Name of applicable Borrower]
700 Newport Center Drive
Newport Beach, CA 92660
Attn: Robin Yonis

Lender:	State Street Bank and Trust Company
State Street Global Markets / Securities Finance
One Lincoln Street, Third Floor
Boston, MA 02111
Attn: Securities Finance Principal

Copy To:

State Street Bank and Trust Company
State Street Global Markets/ Securities Finance
One Lincoln Street
Boston, MA 02111
Attention: Managing Legal Counsel, State Street Global Markets

Telephone and facsimile notices shall be sufficient if communicated to the Party entitled to receive such notice at the following numbers:

If to Borrower:	Pacific Select Fund on behalf of [Name of applicable Borrower]
700 Newport Center Drive
Newport Beach, CA 92660
Attn: Robin Yonis
Telephone: (949) 219-6767
Facsimile: (949) 219-6952

If to Lender:	State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02111
Telephone: (6l7) 664-8371
Facsimile: (6l7) 946-0046

3.         Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date listed above, by their duly authorized officers by affixing their signatures below.

PACIFIC SELECT FUND, ON BEHALF OF
EACH OF ITS SERIES LISTED ON SCHEDULE B

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title: Vice President

By: /s/ Laurene E. MacElwee

Name: Laurene E. MacElwee

Title: VP & Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By: /s/ Paul J. Flemming

Name: Paul J. Flemming

Title: Senior Managing Director

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SCHEDULE B
LIST OF BORROWERS
•	Long/Short Large-Cap Portfolio

•	Global Absolute Return Portfolio

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